Exhibit 3.1(15)

The Companies Act 1985

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

Aimia Foods EBT Company Limited

1.	The Company’s name is Aimia Foods EBT Company Limited.

2.	The Company’s registered office is to be situated in England and Wales.

3.	The objects for which the Company is established are:

3.1	to undertake and discharge the office and duties of trustee of all or any one or more of the following trusts, schemes or funds:

3.1.1	the Aimia Foods Holdings Limited Employee Benefit Trust which is to be established by a Trust Deed made between (1) Aimia Foods Holdings Limited and (2) the Company and any scheme or schemes now existing or which may from time to time be established or formed in accordance with or pursuant to the said Deed and any amendments thereto and the trusts thereby created;

3.1.2	any trusts, schemes or funds now existing or which may from time to time be established or adopted which encourage or facilitate the holding of shares or debentures in Aimia Foods Holdings Limited by or for the benefit of:

3.1.2.1	the bona fide employees or former employees of Aimia Foods Holdings Limited or any subsidiary or holding company of Aimia Foods Holdings Limited or any other subsidiary of any such holding company; or

3.1.2.2	the spouses, civil partners, surviving spouses, surviving civil partners, children or step- children under the age of 18 of such employees or former employees;

3.1.3

any other trusts, schemes or funds now existing or which may from time to time be established or adopted for the purpose of providing benefits for all or any of the officers, ex-officers, employees or ex-employees of Aimia Foods Holdings Limited or any predecessor in business of such company or of any company which is for the time being or has at any time been a holding company or subsidiary of Aimia Foods Holdings Limited or another subsidiary of any such holding

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company or the dependants or relatives of any such persons including, but not limited to, retirement benefits and/or life assurance schemes and profit sharing and any other incentive or bonus schemes;

3.2	to exercise all the powers, authorities and discretions vested in the Company as trustee or one of the trustees for the time being of any trust(s), scheme(s) or fund(s) of which it is the trustee or one of the trustees whether by the deed or deeds, rules or regulations constituting or regulating the same or by or under any statute, regulation or order from time to time in force;

3.3	to undertake and execute either by the Company or by an authorised officer or officers thereof and either alone or jointly with any other person or persons any trusts and also to act either by the Company or by any authorised officer or officers thereof as trustee of any property, fund or money and to undertake any duties in connection therewith;

3.4	to borrow (or raise by any other means) or secure the payment of money for the purposes of or in connection with the powers, authorities and discretions vested in the Company from time to time;

3.5	to do all such other things in the execution of any trusts, schemes or funds as aforesaid as may be authorised, directly or indirectly, by the deeds, rules or regulations constituting or regulating the same;

3.6	to do any such act or thing as aforesaid either gratuitously or otherwise; and

3.7	to do all such other things as are incidental or conducive to the above objects or any of them.

It is hereby declared that the objects specified in each of the paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the same occur or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate distinct and independent company.

AND so that:

(a)	the word “company” in this clause 3, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere;

(b)	in this clause 3 the expressions “holding company” and “subsidiary” shall have the meanings given to them respectively by section 736 of the Companies Act 1985 and the expression “subsidiaries” shall include a subsidiary undertaking as defined by section 258 of the Companies Act; and

(c)	any reference in this clause 3 to any provision of the Companies Act 1985 and 2006 shall be deemed to include a reference to any statutory modification or re-enactment of that provision at the time this clause 3 takes effect.

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4.	The income, capital and property of the Company shall be applied solely towards the promotion of its objects as set forth in this Memorandum of Association and save as otherwise herein provided no portion thereof shall be paid or transferred by way of profit, directly or indirectly, by dividend, bonus or otherwise to any member or members of the Company provided that nothing herein shall prevent any payment in good faith by the Company:

4.1	of interest on money lent to the Company at not more than a reasonable and proper commercial rate of interest;

4.2	of reasonable and proper remuneration to any member, officer, servant or consultant of the Company for any services rendered to the Company including services provided by Aimia Foods Holdings Limited; and

4.3	of all or any of the incorporation and other preliminary expenses of the Company.

5.	The liability of the members is limited.

6.	The Company’s share capital is £1,000 divided into 1,000 shares of £1.00 each.

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We, the company whose name, address, and description is subscribed, wish to be formed into a company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company shown opposite our name.

Name, address and description of the Subscriber	Number of shares taken by the Subscriber

Aimia Foods Holdings Limited	One
Penny Lane
Haydock
Merseyside
WA11 0QZ

4 December 2007

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The Companies Act 1985

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Aimia Foods EBT Company Limited

1.	PRELIMINARY

1.1	The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 in force at the time of adoption of these Articles (“Table A”) shall apply to the Company save in so far as they are excluded or varied by these Articles and such regulations (save as so excluded or varied) and these Articles shall be the regulations of the Company.

2.	INTERPRETATION

In these Articles and in Table A the following expressions have the following meanings unless inconsistent with the context:

“these Articles”	these Articles of Association, whether as originally adopted or as from time to time altered by special resolution

“clear days”	in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

“Companies Act 1985”	the Companies Act 1985 (as amended from time to time)

“Companies Act 2006”	the Companies Act 2006 (as amended from time to time)

“connected”	in relation to a director of the Company has the meaning given in section 252 of the Companies Act 2006

“Directors”	the directors for the time being of the Company or (as the context shall require) any of them acting as the board of directors of the Company

“electronic address”	any address or number used for the purposes of sending or receiving documents or information by electronic means

“electronic form” and “electronic means”	have the meaning given in section 1168 of the Companies Act 2006

“hard copy form”	has the meaning given in section 1168 of the Companies Act 2006

“holder”	in relation to shares means the member whose name is entered in the register of members as the holder of the shares

“office”	the registered office of the Company

“ordinary resolution”	has the meaning given in section 282 of the Companies Act 2006

“seal”	the common seal of the Company (if any)

“secretary”	the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary

“share”	includes any interest in a share

“special resolution”	has the meaning given in section 283 of the Companies Act 2006

“the Statutes”	the Companies Acts as defined in section 2 of the Companies Act 2006 and every other statute, order, regulation, instrument or other subordinate legislation for the time being in force relating to companies and affecting the Company

“United Kingdom”	Great Britain and Northern Ireland

“in writing”	hard copy form or, to the extent agreed (or deemed to be agreed by a provision of the Statutes), electronic form or website communication

Unless the context otherwise requires, words or expressions contained in these Articles and in Table A bear the same meaning as in the Statutes but excluding any statutory modification thereof not in force when these Articles become binding on the Company. Regulation 1 of Table A shall not apply to the Company.

Where the word “address” appears in these Articles it is deemed to include postal address and electronic address and “registered address” shall be construed accordingly.

The expression “working day” means any day other than Saturday, Sunday and Christmas Day, Good Friday or any other day that is a bank holiday under the Banking and Financial Dealing Act 1971 in the part of the UK where the Company is registered. References to any statute or statutory provision include, unless the context otherwise requires, a reference to that statute or statutory provision as modified, replaced, re-enacted or consolidated and in force from time to time and any subordinate legislation made under the relevant statute or statutory provision.

3.	SHARE CAPITAL

3.1	The authorised share capital of the Company at the date of incorporation of the Company is £1,000 divided into 1,000 ordinary shares of £1.00 each.

3.2	For the purposes of section 80 of the Act the Directors are generally and unconditionally authorised to allot relevant securities (as defined by that Section) up to a maximum nominal value of £1,000, being the authorised share capital of the Company provided that this authority shall expire five years after the incorporation of the Company unless previously renewed, revoked or varied in any way save that the Company may, before such expiry, make an offer or agreement which will or may require relevant securities to be allotted after such expiry.

3.3	In accordance with section 91(1) of the Companies Act 1985, sections 89(1) and 90(1) to (6) (inclusive) of that Act shall not apply to the Company.

4.	LIEN

The Company shall have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys payable by him or his estate to the Company, whether or not in respect of the shares in question and whether or not such monies are presently payable. Regulation 8 of Table A shall be modified accordingly.

5.	CALLS ON SHARES AND FORFEITURE

There shall be added at the end of the first sentence of regulation 18 of Table A, so as to increase the liability of any member in default in respect of a call, the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

6.	TRANSFER OF SHARES

6.1	The first sentence in regulation 24 of Table A shall not apply to the Company. The words “They may also” at the beginning of the second sentence of that regulation shall be replaced by the words “The directors may”.

6.2	In the event that the number of members of the Company shall fall to one there shall, on the occurrence of that event, be entered in the Company’s register of members with the name and address of the sole member (“Sole Member”) a statement that the Company has only one member and the date on which the Company became a company having only one member.

6.3	In the event that the number of members of the Company shall increase from one member to two or more members there shall, on the occurrence of that event be entered in the Company’s register of members with the name and address of the person who was formerly the Sole Member, a statement that the Company has ceased to have only one member and the date on which the Company became a company having more than one member.

7.	GENERAL MEETINGS

7.1	The directors may call general meetings and regulation 37 of Table A shall not apply to the Company.

8.	NOTICE OF GENERAL MEETINGS

8.1	Regulation 38 of Table A shall not apply to the Company.

8.2	Every notice convening a general meeting shall:

8.2.1	comply with the provisions of section 325(1) of the Companies Act 2006 as to giving information to members relating to their right to appoint proxies;

8.2.2	be given in accordance with section 308 of the Companies Act 2006, that is in hard copy form, electronic form or by means of a website.

8.3	The Company may send a notice of meeting by making it available on a website or by sending it in electronic form and if notice is sent in either way it will be valid provided it complies with the relevant provisions of the Companies Act 2006.

8.4	Notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the Directors and to the auditors for the time being of the Company and to all persons entitled to a share in consequence of the death or bankruptcy of a member, provided that the Company has been notified of their entitlement.

9.	PROCEEDINGS AT GENERAL MEETINGS

9.1	The words, “save that, if and for so long as the Company has only one person as a member, one member present in person or by proxy shall be a quorum” shall be added at the end of the second sentence of regulation 40 of Table A.

9.2	If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine. If at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor the member or members present in person or by proxy or (being a body corporate) by representative and entitled to vote upon the business to be transacted shall constitute a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. Regulation 41 of Table A shall not apply to the Company.

10.	VOTES OF MEMBERS

10.1	Regulation 54 of Table A shall not apply to the Company. Subject to any rights or restrictions for the time being attached to any class or classes of shares on a written resolution every member has one vote in respect of each share held by him, on a show of hands every member entitled to vote who (being an individual) is present in person or by proxy (not being himself a member entitled to vote) or (being a corporate body) is present by a representative or proxy (not being himself a member entitled to vote) shall have one vote and, on a poll, every member who is present in person, by representative or by proxy shall have one vote for each share held by him.

10.2	The words “be entitled to” shall be inserted between the words “shall” and “vote” in regulation 57 of Table A.

10.3	At any time when the Company has only one member (“the Sole Member”) any decision which may be taken by the Company in general meeting may be made by the Sole Member and shall be as valid as if agreed by the Company in general meeting.

10.4	If the Sole Member shall take any such decision as is referred to in Article 10.3 the Sole Member shall (unless such decision is made by way of a written resolution) provide the Company with a written record of the decision.

10.5	Failure to comply with the provisions of Article 10.4 shall not affect the validity of any decision made by the Sole Member and a person dealing with the Company shall not be concerned to inquire whether a written record has been provided to the Company in accordance with Article 10.4.

11.	WRITTEN RESOLUTIONS

11.1	A written resolution, proposed in accordance with section 288(3) of the Companies Act 2006, will lapse if it is not passed before the end of the period of 28 days beginning with the circulation date.

11.2	For the purposes of this Article 11 “circulation date” is the date on which copies of the written resolution are sent or submitted to members or, if copies are sent or submitted on different days, to the first of those days.

12.	NUMBER OF DIRECTORS

12.1	Regulation 64 of Table A shall not apply to the Company.

12.2	The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one.

13.	ALTERNATE DIRECTORS

13.1	The words “Subject to his obtaining the prior approval of the Sole Member (if there is one),” shall be inserted at the beginning of regulation 65 of Table A.

13.2	An alternate director shall be entitled to receive notice of all meetings of the Directors and of all meetings of committees of the Directors of which his appointor is a member (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him). An alternate director shall be entitled to attend and vote at any such meeting at which the director appointing him is not personally present and generally to perform all the functions of his appointor at such meeting as a director in his absence. An alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. Regulation 66 of Table A shall not apply to the Company.

13.3	A director, or any such other person as is mentioned in regulation 65 of Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the Directors or of any committee of the Directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present and the final sentence of regulation 88 of Table A shall not apply to the Company.

14.	APPOINTMENT AND RETIREMENT OF DIRECTORS

14.1	The Directors shall not be required to retire by rotation and regulations 76-79 (inclusive) of Table A shall not apply to the Company.

14.2	A member or members holding a majority of the voting rights in the Company (within the meaning of section 736A(2) of the Companies Act 1985) shall have power at any time, and from time to time, to appoint any person to be a director, either as an additional director (provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 12.2 as the maximum number of directors for the time being in force) or to fill a vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be made by notice in writing to the Company signed by the member or members making the same or, in the case of a member being a corporate body, signed by one of its directors or duly authorised officers or by its duly authorised attorney and shall take effect upon lodgement of such notice at the office.

14.3	The Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

14.4	The Directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 12.2 as the maximum number of directors for the time being in force.

14.5	If, immediately following and as a result of the death of a member, the Company has no members and if at that time it has no Directors, the personal representatives of the deceased member may appoint any person to be a director and the director who is appointed will have the same rights and be subject to the same duties and obligations as if appointed by ordinary resolution in accordance with Article 14.3. If two members die in circumstances rendering it uncertain which of them survived the other, such deaths shall, for the purposes of this Article, be deemed to have occurred in order of seniority and accordingly the younger shall be deemed to have survived the elder.

15.	DISQUALIFICATION AND REMOVAL OF DIRECTORS

15.1	The office of a director shall be vacated if:

15.1.1	he ceases to be a director by virtue of any provision of the Statutes or these Articles or he becomes prohibited by law from being a director; or

15.1.2	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

15.1.3	he is, or may be, suffering from mental disorder and either:

15.1.3.1	he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

15.1.3.2	an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

15.1.4	he resigns his office by notice to the Company; or

15.1.5	he shall for more than six consecutive months have been absent without permission of the Directors from meetings of the Directors held during that period and the Directors resolve that his office be vacated; or

15.1.6	he is removed from office as a director pursuant to Article 14.2.

15.2	Regulation 81 of Table A shall not apply to the Company.

16.	DIRECTORS’ APPOINTMENTS AND INTERESTS

16.1	Subject to the provisions of the Statutes, and provided that he has disclosed to the Directors the nature and extent of any interest of his, a director notwithstanding his office:

16.1.1	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is in any way interested;

16.1.2	may be a director or other officer of or employed by or be a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is in any way interested;

16.1.3	may, or any firm or company of which he is a member or director may, act in a professional capacity for the Company or any body corporate in which the Company is in any way interested;

16.1.4	shall not by reason of his office be accountable to the Company for any benefit which he derives from such office, service or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

16.1.5	shall be entitled to vote on any resolution and (whether or not he shall vote) be counted in the quorum on any matter referred to in any of Articles 16.1.1 to 16.1.4 (inclusive) or on any resolution which in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever and if he shall vote on any resolution as aforesaid his vote shall be counted.

16.2	For the purposes of Article 16.1:

16.2.1	a general notice to the Directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

16.2.2	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

16.2.3	an interest of a person who is for any purpose of the Statutes (excluding any statutory modification not in force when the Company was incorporated) connected with a director shall be treated as an interest of the director and in relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

16.3	Regulations 85 and 86 of Table A shall not apply to the Company.

17.	DIRECTORS’ GRATUITIES AND PENSIONS

Regulation 87 of Table A shall not apply to the Company and the Directors may exercise any powers of the Company conferred by its Memorandum of Association to give and provide pensions, annuities, gratuities or any other benefits whatsoever to or for past or present Directors or employees (or their dependants) of the Company or any subsidiary or associated undertaking (as defined in section 27(3) of the Companies Act 1989) of the Company and the Directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

18.	PROCEEDINGS OF DIRECTORS

18.1	Regulation 88 of Table A shall be amended by substituting for the sentence:

“It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom.”

the following sentence:

“Notice of every meeting of the Directors shall be given to each director and his alternate, including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company an address within the United Kingdom for service.”

18.2	Whenever the minimum number of the Directors shall be one pursuant to the provisions of Article 12.2, a sole director shall have authority to exercise all the powers and discretions which are expressed by Table A and by these Articles to be vested in the directors generally and regulations 89 and 90 of Table A shall be modified accordingly.

18.3	Any director (including an alternate director) may participate in a meeting of the Directors or a committee of the Directors of which he is a member by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and, subject to these Articles and the Companies Act 1985, he shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

18.4	Regulations 94 to 97 (inclusive) of Table A shall not apply to the Company.

19.	AUDITORS APPOINTMENT AND RE-APPOINTMENT

19.1	Auditors must be appointed for each financial year of the Company. Other than the Company’s first financial year, the appointment must be made in the period for appointing auditors as defined in section 485 of the Companies Act 2006.

19.2	Auditors cease to hold office at the end of next period for appointing auditors unless and until they are re-appointed by the members in accordance with section 485(4) of the Companies Act 2006.

20.	THE SEAL

If the Company has a seal it shall be used only with the authority of the directors or of a committee of the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined, every instrument to which the seal is affixed shall be signed by one director and by the secretary or another director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall only apply if the Company has a seal. Regulation 101 of Table A shall not apply to the Company.

21.	NOTICES

21.1	In regulation 112 of Table A, the words “first class” shall be inserted immediately before the words “post in a prepaid envelope”. When any member has given to the Company as his registered address an address outside of the United Kingdom he shall be entitled to have notices given to him at that address. Regulation 112 of Table A shall be amended accordingly.

21.2	Where a notice is sent by first class post, the notice shall be deemed to have been given at the expiration of 24 hours after the envelope containing the same is posted. Where a notice is sent in electronic form, the notice shall be deemed to have been given at the expiration of 24 hours after the time of transmission. Regulation 115 of Table A shall be amended accordingly.

21.3	Where a notice is sent by making it available on a website, the notice shall be deemed to have been given either when it was first made available on the website or when the member received or was deemed to have received notice of the fact that the notice was available on the website.

21.4	If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national daily newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

22.	WINDING UP

In regulation 117 of Table A, the words “with the like sanction” shall be inserted immediately before the words “determine how the division”, and the words “extraordinary resolution” shall be replaced by the words “special resolution”.

23.	INDEMNITIES FOR DIRECTORS

23.1	Subject to the provisions of, and so far as may be permitted by, the Statutes but without prejudice to any indemnity to which the person concerned may be otherwise entitled, the Company may indemnify every director, alternate director, auditor, Secretary or other officer of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office, including any liability which may attach to him in respect of any negligence, default, breach of duty or breach of trust in relation to anything done or omitted to be done or alleged to have been done or omitted to be done by him as a director, alternate director, auditor, secretary or other officer of the Company and against any such liability incurred by him in connection with the Company’s activities as trustee of an occupational pension scheme as defined in section 235(b) of the Companies Act 2006. Regulation 118 of Table A shall not apply to the Company.

23.2	The directors may purchase and maintain at the cost of the Company insurance cover for or for the benefit of every director, alternate director, auditor, secretary or other officer of the Company or of any associated company (as defined in section 256 of the Companies Act 2006) against any liability which may attach to him in respect of any negligence, default, breach of duty or breach of trust by him in relation to the Company (or such associated company), including anything done or omitted to be done or alleged to have been done or omitted to be done by him as a director, alternate director, auditor, Secretary or other officer of the Company or associated company.

23.3	Subject to the provisions of, and so far as may be permitted by, the Statutes, the Company shall be entitled to fund the expenditure of every director, alternate director or other officer of the Company incurred or to be incurred:

23.3.1	in defending any criminal or civil proceedings; or

23.3.2	in connection with any application under sections 144(3), 144(4) or 727 of the Companies Act 1985.

24.	DOCUMENTS SENT IN ELECTRONIC FORM OR BY MEANS OF A WEBSITE

Where the Statues permit the Company to send documents or notices to its members in electronic form or by means of a website such documents and notices will be validly sent provided the Company complies with the requirements of the Statutes.

Subject to any requirements of the Statutes, documents and notices may be sent to the Company in electronic form to the address specified by the Company for that purpose and such documents or notices sent to the Company are sufficiently authenticated if the identity of the sender is confirmed in the way the Company has specified.

We, the company whose name, address, and description is subscribed, are desirous of being formed into a company in pursuance of this Article of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our name.

Name, address and description of the Subscriber	Number of shares taken by the Subscriber

Aimia Foods Holdings Limited	One
Penny Lane
Haydock
Merseyside
WA11 0QZ

4 December 2007